Exhibit 99.2

CHARLES RIVER ASSOCIATES (CRA)
THIRD QUARTER FISCAL YEAR 2021
EARNINGS ANNOUNCEMENT
PREPARED CFO REMARKS

CRA is providing these prepared remarks by CFO Dan Mahoney in combination with its press release. These remarks are offered to provide the investment community with additional information on CRA’s financial results prior to the start of the conference call.

As previously announced, the conference call will be held November 4, 2021 at 10:00 a.m. ET. These prepared remarks will not be read on the call.

Q3 Fiscal 2021 Summary (Quarter ended October 2, 2021)

•Revenue: $136.4 million
•Net income and non-GAAP net income: $10.9 million, or 8.0% of revenue
•Net income per diluted share and non-GAAP net income per diluted share: $1.44
•Operating margin and non-GAAP operating margin: 9.4%
•Non-GAAP EBITDA: $16.2 million, or 11.9% of revenue
•Effective tax rate and non-GAAP effective tax rate: 14.8%
•Utilization: 73%
•Consultant headcount at the end of Q3 of fiscal 2021: 882, which consists of 138 officers, 495 other senior staff and 249 junior staff
•Cash and cash equivalents: $19.7 million at October 2, 2021
Revenue
For Q3 of fiscal 2021, revenue was $136.4 million, compared with revenue of $121.8 million for Q3 of fiscal 2020.

Headcount
The following table outlines CRA’s consultant headcount at the end of the stated quarters:

	Q3 2021	Q2 2021	Q1 2021	Q4 2020	Q3 2020
Officers	138	141	145	137	140
Other Senior Staff	495	483	497	471	473
Junior Staff	249	209	195	223	213
Total	882	833	837	831	826

Utilization
For Q3 of fiscal 2021, companywide utilization was 73%, compared with 69% for Q3 fiscal 2020.

Client Reimbursables
For Q3 of fiscal 2021, client reimbursables were $15.7 million, or 11.5% of revenue, compared with $13.2 million, or 10.8% of revenue, for Q3 of fiscal 2020.

Contingent Liability
Prior to Q3 of fiscal 2021, the contingent consideration obligation was paid and therefore the estimated value of the contingent consideration obligation at October 2, 2021 was zero. For Q3 of fiscal 2020, the estimated value of the contingent consideration obligation increased from Q2 of fiscal 2020 by $0.9 million to $13.5 million at September 26, 2020.

The change in the value of the contingent liability is recorded as an adjustment to cost of services (exclusive of depreciation and amortization) in the period reported.

Selling, General and Administrative (SG&A) Expenses
For Q3 of fiscal 2021, SG&A expenses were $24.5 million, or 18.0% of revenue, compared with $22.2 million, or 18.2% of revenue, for Q3 of fiscal 2020. Commissions to non-employee experts are included in SG&A expenses. These commissions represented approximately 3.2% of revenue for Q3 of fiscal 2021, compared with 3.0% in Q3 of fiscal 2020. Excluding these commissions, SG&A expenses were 14.8% of revenue for Q3 of fiscal 2021, compared with 15.2% in Q3 of fiscal 2020.

Depreciation & Amortization
For Q3 of fiscal 2021, depreciation and amortization expenses amounted to $3.1 million, or 2.3% of revenue, compared with $3.2 million, or 2.7% of revenue, for Q3 of fiscal 2020.

Forgivable Loan Amortization
For Q3 of fiscal 2021, forgivable loan amortization was $8.5 million, or 6.2% of revenue, compared with $7.8 million, or 6.4% of revenue, for Q3 of fiscal 2020.

Share-Based Compensation Expense
For Q3 of fiscal 2021, share-based compensation expense was approximately $1.0 million, or 0.7% of revenue, compared with $0.9 million, or 0.7% of revenue, for Q3 of fiscal 2020.

Operating Income
For Q3 of fiscal 2021, operating income was $12.8 million, or 9.4% of revenue, compared with operating income of $8.0 million, or 6.6% of revenue, for Q3 of fiscal 2020. Non-GAAP operating income was $12.8 million, or 9.4% of revenue, for Q3 of fiscal 2021, compared with $8.9 million, or 7.3% of revenue, for Q3 of fiscal 2020.

	Fiscal Quarter Ended
$ in 000’s	October 2, 2021	As a % of Revenue	September 26, 2020	As a % of Revenue
Income from operations	$12,801	9.4%	$8,020	6.6%
Adjustments needed to reconcile GAAP income from operations to non-GAAP income from operations:
Non-cash valuation change in contingent consideration	—	—%	905	0.7%
Non-GAAP income from operations	$12,801	9.4%	$8,925	7.3%

Interest Income (Expense), net
For Q3 of fiscal 2021, net interest expense was $0.2 million, or 0.1% of revenue, compared with net interest expense of $0.3 million, or 0.2% of revenue, for Q3 of fiscal 2020.

Foreign Currency Gains (Losses), net
For Q3 of fiscal 2021, net foreign currency gains were $0.2 million, or 0.2% of revenue, compared with net foreign currency losses of $0.2 million, or 0.2% of revenue, for Q3 of fiscal 2020.

Foreign currency gains (losses), net, is comprised of net gains and losses on foreign denominated transactions and the revaluation of working capital balances.

Income Taxes
The following table outlines CRA’s income tax provision recorded and the resulting effective tax rates:

	GAAP		NON-GAAP
	Fiscal Quarter Ended		Fiscal Quarter Ended
$ in 000’s	October 2, 2021	September 26, 2020	October 2, 2021	September 26, 2020
Tax Provision	$1,908	$2,123	$1,908	$2,361
Effective Tax Rate	14.8%	28.2%	14.8%	28.0%

	Fiscal Quarter Ended
$ in 000’s	October 2, 2021	As a % of Revenue	September 26, 2020	As a % of Revenue
Income before provision for income taxes	$12,853	9.4%	$7,526	6.2%
Adjustments needed to reconcile GAAP income before provision for income taxes to non-GAAP income before provision for income taxes
Non-cash valuation change in contingent consideration	—	—%	905	0.7%
Non-GAAP income before provision for income taxes	$12,853	9.4%	$8,431	6.9%

GAAP provision for income taxes	$1,908		$2,123
Tax effect on non-GAAP adjustments	—		238
Non-GAAP provision for income taxes	$1,908		$2,361

Net Income
For Q3 of fiscal 2021, net income was $10.9 million, or 8.0% of revenue, or $1.44 per diluted share, compared with net income of $5.4 million, or 4.4% of revenue, or $0.68 per diluted share, for Q3 of fiscal 2020. Non-GAAP net income for Q3 of fiscal 2021 was $10.9 million, or 8.0% of revenue, or $1.44 per diluted share, compared with $6.1 million, or 5.0% of revenue, or $0.76 per diluted share, for Q3 of fiscal 2020.

Non-GAAP EBITDA
For Q3 of fiscal 2021, non-GAAP EBITDA was $16.2 million, or 11.9% of revenue, compared with $12.0 million, or 9.8% of revenue, for Q3 of fiscal 2020.

Constant Currency Basis
For Q3 of fiscal 2021, revenue was $136.4 million, and net income was $10.9 million, or 8.0% of revenue, or $1.44 per diluted share. On a constant currency basis relative to Q3 of fiscal 2020, Q3 of fiscal 2021 revenue would have been lower by $1.4 million to $135.0 million, GAAP net income would have decreased by $0.1 million to $10.8 million, or 8.0% of revenue, and earnings per diluted share would have decreased by $0.01 to $1.43 per diluted share.

For Q3 of fiscal 2021, revenue was $136.4 million, and non-GAAP net income was $10.9 million, or 8.0% of revenue, or $1.44 per diluted share. On a constant currency basis relative to Q3 of fiscal 2020, Q3 of fiscal 2021 revenue would have been lower by $1.4 million to $135.0 million, non-GAAP net income would have decreased by $0.1 million to $10.8 million, or 8.0% of revenue, non-GAAP earnings per diluted share would have decreased by $0.01 to $1.43 per diluted share, and non-GAAP EBITDA would have decreased by $0.2 million to $16.0 million, or 11.9% of revenue.

A description of the process for calculating the measures presented on a constant currency basis is contained under the heading “Non-GAAP Financial Measures” below.

Key Balance Sheet Metrics
Billed and unbilled receivables at October 2, 2021 were $173.8 million, compared with $157.7 million at September 26, 2020. Current liabilities at October 2, 2021 were $182.1 million, compared with $197.2 million at September 26, 2020.

Total days sales outstanding, or DSO, for Q3 of fiscal 2021 was 112 days, consisting of 68 days of billed and 44 days of unbilled. This compares with 113 days reported for Q3 of fiscal 2020, consisting of 75 days of billed and 38 days of unbilled.

Cash and Cash Flow
Cash and cash equivalents were $19.7 million at October 2, 2021, compared with $24.1 million at September 26, 2020.

Net cash provided by operating activities for Q3 of fiscal 2021 was $50.1 million, compared with net cash provided by operating activities of $33.6 million for Q3 of fiscal 2020.

As of October 2, 2021, outstanding borrowings under CRA’s revolving credit facility amounted to $6.0 million. At September 26, 2020, outstanding borrowings under CRA’s revolving credit facility amounted to $38.0 million.

Capital expenditures totaled $0.6 million for Q3 of fiscal 2021, compared with $2.2 million for Q3 of fiscal 2020.

CRA repurchased approximately 53,000 shares of its common stock during Q3 of fiscal 2021 for approximately $5.0 million, compared with Q3 of fiscal 2020, when approximately 110,000 shares of common stock were repurchased for approximately $5.0 million.

A quarterly cash dividend of $0.26 per common share, for total dividends and dividend equivalents of $1.9 million was paid in Q3 of fiscal 2021, compared with a quarterly cash dividend of $0.23 per common share, for total dividends and dividend equivalents of $1.8 million paid in Q3 of fiscal 2020.

GAAP Condensed Consolidated Statement of Cash Flows
CRA has derived the condensed consolidated statement of cash flow data for the years ended January 2, 2021 and December 28, 2019 from its audited financial statements appearing on Form 10-K for the fiscal year ended January 2, 2021, filed with the Securities and Exchange Commission on March 4, 2021. The condensed consolidated statement of cash flow data for the first, second, and third quarters of fiscal year 2020, and the first, second, and third quarters of fiscal year 2021 have been derived from CRA’s unaudited financial statements appearing on Form 10-Q for each of the respective fiscal quarters as well as the consolidated statements of cash flows appearing on Form 10-K for the fiscal years ended January 2, 2021 and December 28, 2019 and have been prepared on the same basis as CRA’s audited financial statements.

GAAP Condensed Consolidated Statement of Cash Flows	LTM	Q3	Q2	Q1	Q4
($ in 000’s)	Q3 2021	2021	2021	2021	2020
Net cash provided by (used in) operating activities	$79,218	$50,126	$3,625	$(39,848)	$65,315
Net cash used in investing activities	(3,082)	(560)	(478)	(692)	(1,352)
Net cash provided by (used in) financing activities	(82,378)	(43,428)	(20,857)	26,465	(44,558)
Effect of foreign exchange rates on cash and cash equivalents	1,799	(450)	58	27	2,164
Net increase (decrease) in cash and cash equivalents	$(4,443)	$5,688	$(17,652)	$(14,048)	$21,569
Cash and cash equivalents at beginning of period	24,108	13,977	31,629	45,677	24,108
Cash and cash equivalents at end of period	$19,665	$19,665	$13,977	$31,629	$45,677

GAAP Condensed Consolidated Statement of Cash Flows	LTM	Q3	Q2	Q1	Q4
($ in 000’s)	Q3 2020	2020	2020	2020	2019
Net cash provided by (used in) operating activities	$37,087	$33,648	$21,075	$(65,375)	$47,739
Net cash used in investing activities	(19,887)	(2,225)	(5,568)	(7,949)	(4,145)
Net cash provided by (used in) financing activities	(13,533)	(26,687)	(12,370)	64,115	(38,591)
Effect of foreign exchange rates on cash and cash equivalents	608	565	(148)	(612)	803
Net increase (decrease) in cash and cash equivalents	$4,275	$5,301	$2,989	$(9,821)	$5,806
Cash and cash equivalents at beginning of period	19,833	18,807	15,818	25,639	19,833
Cash and cash equivalents at end of period	$24,108	$24,108	$18,807	$15,818	$25,639

Adjusted Net Cash Flows from Operations
Below are the quarterly and last 12-month reconciliations of GAAP net cash provided by (used in) operating activities for each of the periods presented to non-GAAP adjusted net cash flows from operations. The reconciling items are forgivable loan advances and repayments for each period, which are reported as a component of GAAP net cash provided by (used in) operating activities, along with other non-recurring cash items.

Adjusted Net Cash Flows from Operations	LTM	Q3	Q2	Q1	Q4
($ in 000’s)	Q3 2021	2021	2021	2021	2020
GAAP net cash provided by (used in) operating activities	$79,218	$50,126	$3,625	$(39,848)	$65,315
Forgivable loan advances	13,575	5,105	2,380	2,150	3,940
Forgivable loan repayments	—	—	—	—	—
Other non-recurring cash items (1)	10,393	—	—	10,393	—
Adjusted net cash flows from operations	$103,186	$55,231	$6,005	$(27,305)	$69,255

Net revenue	$568,589	$136,412	$148,237	$146,518	$137,422

GAAP net cash provided by (used in) operating activities as a percentage of net revenue	13.9%	36.7%	2.4%	(27.2)%	47.5%
Adjusted net cash flows from operations as a percentage of net revenue	18.1%	40.5%	4.1%	(18.6)%	50.4%

Adjusted Net Cash Flows from Operations	LTM	Q3	Q2	Q1	Q4
($ in 000’s)	Q3 2020	2020	2020	2020	2019
GAAP net cash provided by (used in) operating activities	$37,087	$33,648	$21,075	$(65,375)	$47,739
Forgivable loan advances	40,240	104	4,932	33,442	1,762
Forgivable loan repayments	(67)	—	—	—	(67)
Other non-recurring cash items	—	—	—	—	—
Adjusted net cash flows from operations	$77,260	$33,752	$26,007	$(31,933)	$49,434

Net revenue	$490,213	$121,762	$123,031	$126,158	$119,262

GAAP net cash provided by (used in) operating activities as a percentage of net revenue	7.6%	27.6%	17.1%	(51.8)%	40.0%
Adjusted net cash flows from operations as a percentage of net revenue	15.8%	27.7%	21.1%	(25.3)%	41.4%
(1) Other non-recurring cash items in Q1 fiscal 2021 includes a portion of the cash paid to settle a contingent consideration obligation.

NON-GAAP FINANCIAL MEASURES
In these remarks, CRA has supplemented the presentation of its financial results calculated in accordance with U.S. generally accepted accounting principles or “GAAP” with the following financial measures that were not calculated in accordance with GAAP: non-GAAP net income, non-GAAP net income per share, non-GAAP EBITDA, non-GAAP income from operations, non-GAAP provision for income taxes and adjusted net cash flows from operations. CRA believes that these non-GAAP financial measures are important to management and investors because these measures supplement the understanding of CRA’s ongoing operating results, financial condition and cash flows. Non-GAAP adjusted net cash flows from operations is used by management to assess CRA’s ability to fund items such as the acquisition of talent, office expansions, debt repayment and distributions to shareholders. In addition, non-GAAP net income and non-GAAP EBITDA are used by CRA in its budgeting process, and the non-GAAP adjustments described below are made to the performance measures for some of CRA’s performance-based compensation.

CRA defines non-GAAP EBITDA as net income before interest expense (net), income taxes, and depreciation and amortization further adjusted for the impact of certain items that it does not consider indicative of its core operating performance, such as non-cash amounts relating to valuation changes in contingent consideration and related tax effects. Non-GAAP net income, non-GAAP EBITDA, non-GAAP income from operations and non-GAAP provision for income taxes also exclude non-cash amounts relating to valuation changes in contingent consideration and related tax effects. The adjustments made to non-GAAP adjusted net cash flows from operations add back forgivable loan issuances, net of repayments, along with other non-recurring cash items. These remarks also present certain current fiscal period financial measures on a “constant currency” basis in order to isolate the effect that foreign currency exchange rate fluctuations can have on CRA’s financial results. These constant currency measures are determined by recalculating the current fiscal period local currency financial measure using the specified corresponding prior fiscal period’s foreign exchange rates.

All of the non-GAAP financial measures referred to above should be considered in conjunction with, and not as a substitute for, the GAAP financial information presented in these remarks. EBITDA and the financial measures identified in these remarks as “non-GAAP” are reconciled to their GAAP comparable measures either in these remarks or in the attached financial tables. In evaluating these non-GAAP financial measures, note that the non-GAAP financial measures used by CRA may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

CRA INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE FISCAL QUARTERS AND FISCAL YEAR-TO-DATE PERIODS ENDED
OCTOBER 2, 2021 COMPARED TO SEPTEMBER 26, 2020
(IN THOUSANDS, EXCEPT PER SHARE DATA)

	Fiscal Quarter Ended				Fiscal Year-to-Date Period Ended
	October 2, 2021	As a % of Revenue	September 26, 2020	As a % of Revenue	October 2, 2021	As a % of Revenue	September 26, 2020	As a % of Revenue
Revenues	$136,412	100.0%	$121,762	100.0%	$431,167	100.0%	$370,951	100.0%
Cost of services (exclusive of depreciation and amortization)	95,980	70.4%	88,304	72.5%	306,396	71.1%	269,462	72.6%
Selling, general and administrative expenses	24,490	18.0%	22,194	18.2%	71,740	16.6%	67,742	18.3%
Depreciation and amortization	3,141	2.3%	3,244	2.7%	9,657	2.2%	9,293	2.5%
Income from operations	12,801	9.4%	8,020	6.6%	43,374	10.1%	24,454	6.6%

Interest expense, net	(183)	-0.1%	(277)	-0.2%	(791)	-0.2%	(1,011)	-0.3%
Foreign currency gains (losses), net	235	0.2%	(217)	-0.2%	(253)	-0.1%	1,103	0.3%
Income before provision for income taxes	12,853	9.4%	7,526	6.2%	42,330	9.8%	24,546	6.6%
Provision for income taxes	1,908	1.4%	2,123	1.7%	9,318	2.2%	6,744	1.8%
Net income	$10,945	8.0%	$5,403	4.4%	$33,012	7.7%	$17,802	4.8%

Net income per share:
Basic	$1.48		$0.69		$4.42		$2.28
Diluted	$1.44		$0.68		$4.31		$2.23

Weighted average number of shares outstanding:
Basic	7,375		7,771		7,440		7,780
Diluted	7,560		7,934		7,643		7,964

CRA INTERNATIONAL, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
FOR THE FISCAL QUARTERS AND FISCAL YEAR-TO-DATE PERIODS ENDED
OCTOBER 2, 2021 COMPARED TO SEPTEMBER 26, 2020
(IN THOUSANDS, EXCEPT PER SHARE DATA)

	Fiscal Quarter Ended				Fiscal Year-to-Date Period Ended
	October 2, 2021	As a % of Revenue	September 26, 2020	As a % of Revenue	October 2, 2021	As a % of Revenue	September 26, 2020	As a % of Revenue
Revenues	$136,412	100.0%	$121,762	100.0%	$431,167	100.0%	$370,951	100.0%

Net income	$10,945	8.0%	$5,403	4.4%	$33,012	7.7%	$17,802	4.8%
Adjustments needed to reconcile GAAP net income to non-GAAP net income:
Non-cash valuation change in contingent consideration	—	—%	905	0.7%	380	0.1%	1,901	0.5%
Tax effect on adjustments	—	—%	(238)	-0.2%	(103)	—%	(508)	-0.1%
Non-GAAP net income	$10,945	8.0%	$6,070	5.0%	$33,289	7.7%	$19,195	5.2%

Non-GAAP net income per share:
Basic	$1.48		$0.78		$4.46		$2.46
Diluted	$1.44		$0.76		$4.34		$2.40

Weighted average number of shares outstanding:
Basic	7,375		7,771		7,440		7,780
Diluted	7,560		7,934		7,643		7,964

CRA INTERNATIONAL, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
FOR THE FISCAL QUARTERS AND FISCAL YEAR-TO-DATE PERIODS ENDED
OCTOBER 2, 2021 COMPARED TO SEPTEMBER 26, 2020
(IN THOUSANDS)

	Fiscal Quarter Ended				Fiscal Year-to-Date Period Ended
	October 2, 2021	As a % of Revenue	September 26, 2020	As a % of Revenue	October 2, 2021	As a % of Revenue	September 26, 2020	As a % of Revenue
Revenues	$136,412	100.0%	$121,762	100.0%	$431,167	100.0%	$370,951	100.0%

Net income	$10,945	8.0%	$5,403	4.4%	$33,012	7.7%	$17,802	4.8%
Adjustments needed to reconcile GAAP net income to non-GAAP net income:
Non-cash valuation change in contingent consideration	—	—%	905	0.7%	380	0.1%	1,901	0.5%
Tax effect on adjustments	—	—%	(238)	-0.2%	(103)	—%	(508)	-0.1%
Non-GAAP net income	$10,945	8.0%	$6,070	5.0%	$33,289	7.7%	$19,195	5.2%
Adjustments needed to reconcile non-GAAP net income to non-GAAP EBITDA:
Interest expense, net	183	0.1%	277	0.2%	791	0.2%	1,011	0.3%
Provision for income taxes	1,908	1.4%	2,361	1.9%	9,421	2.2%	7,252	2.0%
Depreciation and amortization	3,141	2.3%	3,244	2.7%	9,657	2.2%	9,293	2.5%
Non-GAAP EBITDA	$16,177	11.9%	$11,952	9.8%	$53,158	12.3%	$36,751	9.9%

CRA INTERNATIONAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)

	October 2, 2021	January 2, 2021
Assets
Cash and cash equivalents	$19,665	$45,677
Accounts receivable and unbilled services, net	173,834	152,476
Other current assets	20,402	21,817
Total current assets	213,901	219,970

Property and equipment, net	55,577	62,878
Goodwill and intangible assets, net	93,366	94,295
Right-of-use assets	113,759	122,144
Other assets	53,304	59,223
Total assets	$529,907	$558,510

Liabilities and Shareholders’ Equity
Accounts payable	$22,916	$19,430
Accrued expenses	128,701	136,376
Current portion of lease liabilities	14,188	13,557
Revolving line of credit	6,000	—
Other current liabilities	10,265	30,768
Total current liabilities	182,070	200,131
Non-current portion of lease liabilities	128,565	139,447
Other non-current liabilities	14,987	9,913
Total liabilities	325,622	349,491

Total shareholders’ equity	204,285	209,019
Total liabilities and shareholders’ equity	$529,907	$558,510

CRA INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS)

	Fiscal Year-to-Date Period Ended
	October 2, 2021	September 26, 2020
Operating activities:
Net income	$33,012	$17,802
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Non-cash items, net	20,948	20,281
Accounts receivable and unbilled services	(22,324)	(13,042)
Working capital items, net	(17,733)	(35,693)
Net cash provided by (used in) operating activities	13,903	(10,652)

Investing activities:
Purchases of property and equipment	(1,730)	(15,742)
Net cash used in investing activities	(1,730)	(15,742)

Financing activities:
Issuance of common stock, principally stock options exercises	5,005	1,667
Borrowings under revolving line of credit	72,000	77,000
Repayments under revolving line of credit	(66,000)	(39,000)
Tax withholding payments reimbursed by shares	(588)	(390)
Cash paid for contingent consideration	(2,357)	—
Cash dividends paid	(5,903)	(5,412)
Repurchase of common stock	(39,977)	(8,807)
Net cash provided by (used in) financing activities	(37,820)	25,058

Effect of foreign exchange rates on cash and cash equivalents	(365)	(195)

Net decrease in cash and cash equivalents	(26,012)	(1,531)
Cash and cash equivalents at beginning of period	45,677	25,639

Cash and cash equivalents at end of period	$19,665	$24,108

Noncash investing and financing activities:
Purchases of property and equipment not yet paid for	$7	$3,923
Asset retirement obligations	$—	$155
Right-of-use assets obtained in exchange for lease obligations	$1,751	$2,601
Restricted common stock issued for contingent consideration	$2,250	$—
Supplemental cash flow information:
Cash paid for taxes	$12,484	$5,933
Cash paid for interest	$528	$932
Cash paid for amounts included in operating lease liabilities	$15,556	$13,736